Exhibit 10.1

December 1, 2016
PERSONAL & CONFIDENTIAL
Thomas E. Zacharias
[Address]

Dear Tom:
This letter sets forth our mutual understanding and agreement concerning your separation from employment with W. P. Carey Inc. and its affiliates (the “Company”).
1.You and the Company have mutually agreed that your employment with the Company will end effective as of the close of business on March 31, 2017 (the “Separation Date”). You agree and acknowledge that your employment with the Company is and remains at-will through your Separation Date. Notwithstanding the at-will nature of your employment, you hereby agree to continue performing your current duties in good faith through the Separation Date, including transitioning your work. At the next regular payroll date following your Separation Date, the Company will pay you for any earned but unpaid base salary as well as any accrued and unused vacation through the Separation Date. You hereby resign, effective as of the Separation Date, from all positions you hold with the Company, including each of its subsidiaries and affiliates, and agree to execute such documents as the Company shall reasonably request to evidence any such resignation.
2.    The Company agrees that (i) all time-vesting restricted stock units and (ii) all performance share units previously granted to you that remain outstanding and unvested as of the Separation Date shall be payable to you as though you continued in employment through the date such units would otherwise have become vested in accordance with their terms. For the avoidance of doubt, this means that, (x) in respect of your outstanding performance share units, you will receive payment, if any, equal to the full amount that would otherwise have been paid to you at the end of the applicable three-year performance cycle based on the actual performance during such period had you remained employed until the end of such period and (y) in respect of your outstanding restricted stock units, you will receive payment at the date at which such units would have vested in the ordinary course, regardless of your Separation Date. The enhanced vesting terms set forth in this paragraph 2 are contingent upon your (a) remaining employed through the Separation Date, (b) executing, delivering, not revoking, and complying to the Company’s satisfaction with all of the terms of this letter agreement, (c) executing and delivering the release attached hereto as Exhibit A on or within seven (7)

Mr. Thomas E. Zacharias	December 1, 2016

days after your Separation Date, and (d) not revoking such release in accordance with its terms following its execution and delivery.
3.    You agree to cooperate with the Company and to make yourself reasonably available to the Company (by telephone, email, or in-person, as the Company may reasonably request) for a period of nine (9) months following your Separation Date with respect to matters arising out of your employment with the Company or any other relationship with the Company, including to assist with an orderly transition of any of your responsibilities or projects, whether such matters are business-related, legal, or otherwise. The Company shall reimburse you for all out-of-pocket expenses reasonably incurred by you during such period in connection with such cooperation with the Company. Any such cooperation shall be scheduled so as to avoid unnecessarily interfering with any responsibilities that you may have to a subsequent employer or otherwise.
4.    You agree that you shall not, directly or indirectly, for your own benefit or for the benefit of any other person or entity, solicit any business from or offer or provide any services to any trust or fund sponsored by the Company or to which the Company provides any asset management or other services, currently or in the future, including, but not limited to, Corporate Property Associates 17-Global Incorporated, Corporate Property Associates 18-Global Incorporated, Corporate Property Associates 19-Global Incorporated, Carey Watermark Investors Incorporated, Carey Watermark Investors Incorporated, Carey Watermark Investors 2 Incorporated, Carey Credit Income Fund or any of its feeder funds, and Carey European Student Housing Fund 1, L.P.. You agree and acknowledge that (a) the restriction contained in this in this paragraph 4 is necessary and appropriate for the protection of confidential information you acquired during your employment with the Company, (b) such restriction will not impose undue hardship or burden on you, and (c) any actual or threatened breach by you of such restriction would cause irreparable harm to the Company and entitle the Company to temporary, preliminary and permanent injunctive relief, in addition to whatever other remedies may be available. In addition, you acknowledge and agree that the Company shall be entitled to cancel and cease any enhanced vesting provided for in paragraph 2 of this letter agreement in the event of your breach of any of your obligations under this paragraph 4.
5.    You agree not to make any statement (and not to cause any other person to make any statement), whether written or oral, which criticizes or is disparaging of the Company or which is intended to or could reasonably be expected to damage the business or reputation of the Company or any of its affiliates, officers, directors or employees. Nothing in this paragraph 5 shall be interpreted, however, to prevent you from making truthful statements in connection with any sworn testimony or communicating with any government agencies or otherwise participating in any investigation or proceeding that may be conducted by any government agency.

Mr. Thomas E. Zacharias	December 1, 2016

6.    You hereby fully and generally release, discharge and covenant not to sue the Company, each of its current and former parents, subsidiaries, affiliates, predecessors and successors, and each of the foregoing entities’ respective officers, directors, shareholders, employees and representatives acting in their capacity as employees or representatives (the “Company Releasees”) with respect to any and all claims, demands, costs, rights, causes of action, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown, which you may have at the date you execute this letter agreement or had at any time prior thereto, including, but not limited to, any and all claims which may in any way arise out of or under, be connected with or relate to your employment at the Company, your activities at the Company, your separation from employment at the Company, or the conduct of any of the foregoing releasees.

Without limiting the generality of the foregoing, you expressly agree and acknowledge that this release includes, but is not limited to, any claim (a) based on any federal, state or local statute, including, but not limited to, any statute relating to employment, medical leave, retirement or disability, age, sex, pregnancy, race, national origin, sexual orientation or other form of discrimination, including, but not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the New York Human Rights Law; the New York City Human Rights Law; (b) for wrongful or retaliatory termination of any kind; (c) for fraud or fraud in the inducement; (d) for negligent misrepresentation; (e) relating to any implied or express contract, promise or agreement (whether oral or written); (f) for intentional or negligent infliction of emotional distress or harm, defamation or any other tort; (g) for additional compensation, severance pay or benefits of any kind; (h) for breach of fiduciary duty; (i) for attorneys’ fees or costs; or (j) for promissory estoppel (collectively, the “Released Claims”).

Notwithstanding the foregoing, any Released Claims shall not include any rights or claims that cannot be waived by law, including, but not limited to, the right to file a discrimination charge with an administrative agency or participate in any federal, state or local agency investigation; you do, however, agree to waive any right to recover money in connection with any such discrimination charge or discrimination-related investigation. This Release also does not release any claims you may have (i) to receive the benefit of the enhanced vesting terms specified in paragraph 2 of this letter agreement; (ii) under the express terms and conditions of any employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (the “ERISA Plan Benefits”); or (iii) to be indemnified by the Company or any of its affiliates in respect of the provision of your services as an officer or employee of any such entity under the terms and conditions of any indemnification policy or arrangement established by such entity generally for the benefit of its officers and employees.

Mr. Thomas E. Zacharias	December 1, 2016

7.    You hereby agree, acknowledge and affirm each of the following: (a) that you fully understand the terms and conditions stated in this letter agreement, and are executing this letter agreement with the intent to be legally bound thereby; (b) that you have been encouraged by representatives of the Company to have this letter agreement reviewed by legal counsel of your own choosing and that you have been given ample time to do so prior to signing it; (c) that you have had the opportunity to negotiate concerning the terms of the letter agreement; (d) that you knowingly and voluntarily waive your rights to consider this letter agreement for a full twenty-one (21) days; (e) that this letter agreement specifically applies to any rights or claims you may have against the Company or any party released herein under the federal Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as amended (“ADEA”); (f) that notwithstanding anything in this letter agreement to the contrary, this letter agreement does not purport to waive rights or claims arising under ADEA that may arise from acts or events occurring after the date that this letter agreement is signed by you; and (g) that you have the right to revoke this letter agreement within seven (7) days following the date you execute this letter agreement. Any revocation of this letter agreement must be in writing and received by the Company by the close of business on the seventh (7th) day following your execution of this letter agreement and shall be delivered to Stacey L. Lamendola, W. P. Carey Inc., 50 Rockefeller Plaza, New York, New York 10020. Upon any revocation in accordance herewith, this Release will be rendered void and without effect and you shall not be entitled to the enhanced vesting terms set forth in paragraph 2 of the Letter Agreement.
8.    This letter agreement represents the entire agreement between the parties as to the subject matters herein and supersedes all prior and contemporaneous understandings and agreements with respect thereto.
9.    This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, administrators, beneficiaries, representatives, executors, successors and assigns. This letter agreement may not be amended except by a writing signed by both parties. You agree and acknowledge that the benefits contained herein exceed, and are in full and final satisfaction of, any other benefits or consideration to which you may be entitled from the Company, any of its parents, subsidiaries, affiliates, predecessors or successors and any officers, directors, shareholders, employees or representatives of the foregoing.
10.    Waiver by a party of any breach of any provision of this letter agreement by the other party shall not operate nor be construed as a waiver of any subsequent or other breach. No provision or breach of this letter agreement may be waived except by a written instrument signed by the party waiving such provision or breach, which states that such party is waiving such provision or breach.

Mr. Thomas E. Zacharias	December 1, 2016

If this letter completely and accurately reflects the agreement between you and the Company, please sign, date and return this letter to Stacey L. Lamendola, W. P. Carey Inc., 50 Rockefeller Plaza, New York, New York 10020.
The offer embodied in this letter will be formally withdrawn if you do not accept it by signing this letter and returning it to me on or before the close of business on December 8, 2016

Very truly yours,

/s/ Stacey L. Lamendola
Stacey L. Lamendola

Accepted and Agreed to:

/s/ Thomas E. Zacharias
Thomas E. Zacharias

Dated: December 7, 2016

Exhibit A
FULL AND FINAL RELEASE
In consideration of, and as a condition to your entitlement to receive, the enhanced vesting provided under paragraph 2 of the letter agreement between you and W. P. Carey Inc. (the “Company”) dated as of December 7, 2016 (the “Letter Agreement”), you, Thomas E. Zacharias, hereby fully and generally release, discharge and covenant not to sue the Company, each of its current and former parents, subsidiaries, affiliates, predecessors and successors, and each of the foregoing entities’ respective officers, directors, shareholders, employees and representatives acting in their capacity as employees or representatives (the “Company Releasees”) with respect to any and all claims, demands, costs, rights, causes of action, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown, which you may have at the date you execute this Full and Final Release (the “Release”) or had at any time prior thereto, including, but not limited to, any and all claims which may in any way arise out of or under, be connected with or relate to your employment at the Company, your activities at the Company, your separation from employment at the Company, or the conduct of any of the foregoing releasees.

        Without limiting the generality of the foregoing, you expressly agree and acknowledge that this release includes, but is not limited to, any claim (a) based on any federal, state or local statute, including, but not limited to, any statute relating to employment, medical leave, retirement or disability, age, sex, pregnancy, race, national origin, sexual orientation or other form of discrimination, including, but not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the New York Human Rights Law; the New York City Human Rights Law; (b) for wrongful or retaliatory termination of any kind; (c) for fraud or fraud in the inducement; (d) for negligent misrepresentation; (e) relating to any implied or express contract, promise or agreement (whether oral or written); (f) for intentional or negligent infliction of emotional distress or harm, defamation or any other tort; (g) for additional compensation, severance pay or benefits of any kind; (h) for breach of fiduciary duty; (i) for attorneys’ fees or costs; or (j) for promissory estoppel (collectively, the “Released Claims”).

        Notwithstanding the foregoing, any Released Claims shall not include any rights or claims that cannot be waived by law, including, but not limited to, the right to file a discrimination charge with an administrative agency or participate in any federal, state or local agency investigation; you do, however, agree to waive any right to recover money in connection with any such discrimination charge or related investigation. This Release also does not release any claims you may have (i) to receive the benefit of the enh

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anced vesting terms specified in paragraph 2 of the Letter Agreement; (ii) under the express terms and conditions of any employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (the “ERISA Plan Benefits”); or (iii) to be indemnified by the Company or any of its affiliates in respect of the provision of your services as an officer or employee of any such entity under the terms and conditions of any indemnification policy or arrangement established by such entity generally for the benefit of its officer and employees.
You hereby agree, acknowledge and affirm each of the following: (a) that you have received all compensation, wages, and/or benefits to which you may be entitled through the Separation Date specified in the Letter Agreement; (b) that you are not entitled to any further compensation, benefits or monies from the Company, except for the benefits specifically provided for under the express terms of the Letter Agreement or that may otherwise be available to you in respect of the ERISA Plan Benefits; (c) that you have been granted any leave to which you may have been entitled under the Family and Medical Leave Act or any similar state or local leave or disability accommodation law; (d) that you have no known workplace injuries or occupational diseases; and (e) that you have not been retaliated against for reporting any allegations of fraud or other wrongdoing.
You further hereby agree, acknowledge and affirm each of the following: (a) that you fully understand the terms and conditions stated in this Release, and are executing this Release with the intent to be legally bound; (b) that you have been encouraged by representatives of the Company to have this Release reviewed by legal counsel of your own choosing and that you have been given ample time to do so prior to signing it; (c) that you have had the opportunity to negotiate concerning the terms of the Letter Agreement and this Release; (d) that you knowingly and voluntarily waive your rights to consider this Release for a full twenty-one (21) days; (e) that this Release specifically applies to any rights or claims you may have against the Company or any party released herein under the federal Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as amended (“ADEA”); (f) that notwithstanding anything in this Release to the contrary, this Release does not purport to waive rights or claims arising under ADEA that may arise from acts or events occurring after the date that this Release is signed by you; and (g) that you have the right to revoke this Release within seven (7) days following the date you execute this Release. Any revocation of this Release must be in writing and received by the Company by the close of business on the seventh (7th) day following your execution of this Release and shall be delivered to Stacey L. Lamendola, W. P. Carey Inc., 50 Rockefeller Plaza, New York, New York 10020. Upon any revocation in accordance herewith, this Release will be rendered void and without effect and you shall not be entitled to the enhanced vesting terms set forth in paragraph 2 of the Letter Agreement.

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This release shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and entirely to be performed therein.

Thomas E. Zacharias

Dated:

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